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                                                                   EXHIBIT 3.104

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

             SPECTRUM OCCUPATIONAL HEALTH SERVICES, INC., A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

             DOES HEREBY CERTIFY:

             FIRST: THAT THE SOLE INCORPORATOR OF SAID CORPORATION ADOPTED THE FOLLOWING AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SAID CORPORATION:

             THE CERTIFICATE OF INCORPORATION OF SPECTRUM OCCUPATIONAL HEALTH SERVICES, INC. SHALL BE AMENDED BY CHANGING THE FIRST ARTICLE THEREOF SO THAT, AS AMENDED, SAID ARTICLE SHALL BE AND READ AS
             FOLLOWS:

             1.       THE NAME OF THE CORPORATION IS SPECTRUM PRIMARY CARE, INC.

             SECOND: THAT SAID CORPORATION HAS NOT RECEIVED ANY PAYMENT FOR ANY OF ITS STOCK.

             THIRD: THAT THE AFORESAID AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF SECTIONS 241 AND SHALL BE EXECUTED, ACKNOWLEDGED, FILED AND RECORDED IN ACCORDANCE WITH SECTION 103 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

             IN WITNESS WHEREOF, SAID SPECTRUM OCCUPATIONAL HEALTH SERVICES, INC. HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY LILLY DORSA, ITS SOLE INCORPORATOR, THIS 3RD DAY OF NOVEMBER, 1994.


                                               SPECTRUM OCCUPATIONAL HEALTH
                                               SERVICES, INC.


                                               By /s/ Lilly Dorsa
                                                  ----------------------------
                                                  Lilly Dorsa Sole Incorporator